Exhibit 99.1

July 25, 2012

NASDAQ OMX REPORTS SECOND QUARTER 2012 RESULTS

•	Q212 non-GAAP diluted EPS of $0.64, up $0.02 compared to prior year quarter; Q212 GAAP diluted EPS of $0.53

•

Q212 non-GAAP net exchange revenues[1] were $413 million, down 0.5% year-over-year, but up 3% year-over-year on an organic basis (constant currency and excluding acquisitions); Q212 net exchange revenues were $424 million

•	Performance driven by growth in Global Market Data Products (revenues up 8% year-over-year to $90 million) and Access Services (revenues up 11% year-over-year to $61 million)

New York, N.Y.—The NASDAQ OMX Group, Inc. (NASDAQ: NDAQ) today reported results for the second quarter of 2012. Second quarter non-GAAP net exchange revenues were $413 million, down 0.5% compared to the second quarter of 2011. Excluding the impact of foreign currency, non-GAAP second quarter 2012 net exchange revenues increased 3% compared to the second quarter of 2011.

Operating expenses were $249 million, compared to $257 million in the second quarter of 2011. On a non-GAAP basis, excluding $17 million of restructuring charges, $1 million of merger and strategic initiative expenses, and $2 million of other charges, second quarter 2012 non-GAAP operating expenses were $229 million. Non-GAAP operating expenses were up $1 million year-over-year.

Second quarter 2012 non-GAAP diluted earnings per share were $0.64, up $0.02 compared to the prior year quarter. Non-GAAP earnings per share in Q212 excludes income from open positions relating to the operations of the Exchange of $11 million, non-cash intangible asset impairment charges of $28 million, restructuring charges of $17 million, merger and strategic initiative expenses of $1 million, and other charges of $2 million. On a GAAP basis, net income attributable to NASDAQ OMX for the second quarter of 2012 was $93 million, or $0.53 per diluted share, compared with $92 million, or $0.51 per diluted share, in the prior year quarter.

Robert Greifeld, NASDAQ OMX’s CEO, commented: “The second quarter saw a continuation of solid growth in our recurring and subscription-based businesses. Strong growth in our Global Market Data, Access Services and Global Index businesses offset continued weak trends in our transaction-based businesses. This performance was a direct result of our continued focus on cost management, and the execution of our strategy to build strong, recurring and subscription-based revenue businesses that can drive growth, despite the trading environment.”

Lee Shavel, NASDAQ OMX’s EVP and Chief Financial Officer, said: “Over the last three and a half years, NASDAQ OMX has clearly demonstrated its ability to generate strong free cash flow during a historically difficult business cycle. In the second quarter of 2012, we continued to generate substantial capital and to execute on our strategy to deploy that capital effectively. We paid our first cash dividend of $0.13 per common share in June 2012, and repurchased $125 million of our common stock. In addition, we utilized approximately $57 million in cash to acquire a majority interest in BWise, a leader in enterprise governance, risk management and compliance, or GRC, software. The

[1]	Represents revenues less transaction rebates, brokerage, clearance and exchange fees.

underpinning of our capital deployment strategy is a robust return-on-invested-capital framework which complements our operational discipline and delivers substantial value for our shareholders.”

At June 30, 2012, the company had cash and cash equivalents of $491 million and total debt of $1,996 million, resulting in net debt of $1,505 million. This compares to net debt of $1,611 million at December 31, 2011. During the second quarter of 2012, the company repurchased 5.3 million shares of outstanding common stock under a share repurchase program, for a total of $125 million. Since January 2009, we have repurchased $1,072 million of outstanding common stock, representing 49.1 million shares at an average price of $21.85.

BUSINESS HIGHLIGHTS

Market Services (67% of total non-GAAP net exchange revenues) - non-GAAP net exchange revenues were $278 million in the second quarter of 2012, up $1 million when compared to the second quarter of 2011:

Cash Equities (12% of total non-GAAP net exchange revenues) – Total net cash equity trading revenues were $52 million in the second quarter of 2012, down $7 million compared to the second quarter of 2011. The decline was primarily the result of lower trading activity in U.S. and Europe, and an unfavorable impact from foreign exchange.

Derivatives (17% of total non-GAAP net exchange revenues) – Total net derivative trading and clearing revenues were $70 million in the second quarter of 2012, down $5 million compared to the second quarter of 2011. The year-over-year decline was due to lower industry trading volumes in the Nordic region, and an unfavorable impact from foreign exchange.

Access and Broker Services (16% of total non-GAAP net exchange revenues) – Revenues of $66 million were up $7 million in the second quarter of 2012 compared to the second quarter of 2011. The increase was primarily driven by the uptake of new products including 40G connectivity and Supercab.

Market Data (22% of total non-GAAP net exchange revenues) – Total Market Data revenues of $90 million reflect a $7 million increase compared to the year ago quarter. The increase in Market Data revenues was primarily the result of growth in U.S. proprietary products and increased audit collections.

Issuer Services (22% of total non-GAAP net exchange revenues) – Revenues were $91 million in the second quarter of 2012, down $1 million compared to the second quarter of 2011, as increased Corporate Solutions and Global Index Group revenues were more than offset by lower listing fee revenues and an unfavorable impact from foreign exchange.

Market Technology (11% of total non-GAAP net exchange revenues) – Revenues of $44 million in the second quarter of 2012 declined $2 million compared to the second quarter of 2011. Excluding the impact from foreign exchange, Market Technology revenues increased $3 million year-over-year, primarily due to increased delivery project revenues.

COST GUIDANCE – For the full year of 2012, total core operating expenses are expected to be in the range of $870 million to $890 million (down from prior core expense guidance of $880 to $900 million), plus $40 million to $50 million in incremental new initiative spending,

The NASDAQ OMX Group, Inc.	2

and an additional $25 million due to the BWise and NOS acquisitions, resulting in total operating expenses in the range of $935 million to $965 million. This guidance excludes expenses related to the cost reduction plan and expenses for the proposed voluntary accommodation program and related expenses.

About NASDAQ OMX Group

The inventor of the electronic exchange, The NASDAQ OMX Group, Inc., fuels economies and provides transformative technologies for the entire lifecycle of a trade - from risk management to trade to surveillance to clearing. In the U.S. and Europe, we own and operate 24 markets, 3 clearinghouses and 5 central securities depositories supporting equities, options, fixed income, derivatives, commodities, futures and structured products. Able to process more than 1 million messages per second at sub-40 microsecond speeds with 99.999% uptime, our technology drives more than 70 marketplaces in 50 developed and emerging countries into the future, powering 1 in 10 of the world’s securities transactions. Our award-winning data products and worldwide indexes are the benchmarks in the financial industry. Home to approximately 3,400 listed companies worth $6 trillion in market cap whose innovations shape our world, we give the ideas of tomorrow access to capital today. Welcome to where the world takes a big leap forward, daily. Welcome to the NASDAQ OMX Century. To learn more, visit www.nasdaqomx.com. Follow us on Facebook (http://www.facebook.com/NASDAQ) and Twitter (http://www.twitter.com/nasdaqomx). (Symbol: NDAQ and member of S&P 500)

Non-GAAP Information

In addition to disclosing results determined in accordance with GAAP, NASDAQ OMX also discloses certain non-GAAP results of operations, including, but not limited to, net income attributable to NASDAQ OMX, diluted earnings per share, net exchange revenues, operating income, and operating expenses, that make certain adjustments or exclude certain charges and gains that are described in the reconciliation table of GAAP to non-GAAP information provided at the end of this release. Management believes that this non-GAAP information provides investors with additional information to assess NASDAQ OMX’s operating performance by making certain adjustments or excluding costs or gains and assists investors in comparing our operating performance to prior periods. Management uses this non-GAAP information, along with GAAP information, in evaluating its historical operating performance.

The non-GAAP information is not prepared in accordance with GAAP and may not be comparable to non-GAAP information used by other companies. The non-GAAP information should not be viewed as a substitute for, or superior to, other data prepared in accordance with GAAP.

Cautionary Note Regarding Forward-Looking Statements

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. NASDAQ OMX cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to (i) projections about our future financial results, growth, trading volumes, tax benefits and achievement of synergy targets, (ii) statements about the implementation dates and benefits of certain strategic and capital return initiatives, (iii) statements about our integrations of our recent acquisitions and (iv) other statements that are not historical facts. Forward-looking statements involve a number of risks, uncertainties or other factors beyond NASDAQ OMX’s control. These factors include, but are not limited to, NASDAQ OMX’s ability to implement its strategic

The NASDAQ OMX Group, Inc.	3

initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in NASDAQ OMX’s filings with the U.S. Securities and Exchange Commission, including its annual reports on Form 10-K and quarterly reports on Form 10-Q which are available on NASDAQ OMX’s website at http://www.nasdaqomx.com and the SEC’s website at www.sec.gov. NASDAQ OMX undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact Media Relations:	Contact Investor Relations:
Joseph Christinat +1.646.441.5121	John Sweeney +1.212.401.8737
Joseph.Christinat@NASDAQOMX.Com	John.Sweeney@NASDAQOMX.Com

NDAQF

(tables follow)
(income statement)
(revenue statement)
(balance sheet)
(GAAP reconciliation table)
(key drivers)

The NASDAQ OMX Group, Inc.	4

The NASDAQ OMX Group, Inc.

Consolidated Statements of Income

(in millions, except per share amounts)

(unaudited)

	Three Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011
Revenues:
Market Services	$688	$666	$699

Cost of revenues:
Transaction rebates	(299)	(306)	(322)
Brokerage, clearance and exchange fees	(100)	(84)	(100)

Total cost of revenues	(399)	(390)	(422)

Total Market Services revenues less transaction rebates, brokerage, clearance and exchange fees	289	276	277

Issuer Services	91	90	92
Market Technology	44	45	46

Revenues less transaction rebates, brokerage, clearance and exchange fees	424	411	415

Operating Expenses:
Compensation and benefits	113	112	115
Marketing and advertising	6	6	5
Depreciation and amortization	25	26	26
Professional and contract services	23	22	20
Computer operations and data communications	17	17	17
Occupancy	23	23	23
Regulatory	9	9	8
Merger and strategic initiatives	1	2	29
Restructuring charges	17	9	—
General, administrative and other	15	14	14

Total operating expenses	249	240	257

Operating income	175	171	158

Interest income	2	2	3
Interest expense	(24)	(24)	(31)
Asset impairment charges	(28)	(12)	—
Income from unconsolidated investees, net	—	—	1

Income before income taxes	125	137	131
Income tax provision	33	53	40

Net income	92	84	91

Net loss attributable to noncontrolling interests	1	1	1

Net income attributable to NASDAQ OMX	$93	$85	$92

Basic and diluted earnings per share:
Basic earnings per share	$0.55	$0.49	$0.52

Diluted earnings per share	$0.53	$0.48	$0.51

Cash dividends declared per common share	$0.13	$—	$—

Weighted-average common shares outstanding for earnings per share:
Basic	169	173	177
Diluted	173	178	181

The NASDAQ OMX Group, Inc.

Revenue Detail

(in millions)

(unaudited)

	Three Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011
MARKET SERVICES
Transaction Services
Cash Equity Trading Revenues:
U.S. cash equity trading	$373	$340	$387

Cost of revenues:
Transaction rebates	(246)	(235)	(258)
Brokerage, clearance and exchange fees	(94)	(75)	(93)

Total U.S. cash equity cost of revenues	(340)	(310)	(351)

Net U.S. cash equity trading revenues	33	30	36
European cash equity trading	19	23	23

Total net cash equity trading revenues	52	53	59

Derivative Trading and Clearing Revenues:
U.S. derivative trading and clearing	103	122	115

Cost of revenues:
Transaction rebates	(53)	(71)	(64)
Brokerage, clearance and exchange fees	(6)	(9)	(7)

Total U.S. derivative trading and clearing cost of revenues	(59)	(80)	(71)

Net U.S. derivative trading and clearing revenues	44	42	44
European derivative trading and clearing	26	32	31

Total net derivative trading and clearing revenues	70	74	75

Access Services Revenues	61	57	55

Total Transaction Services revenues less transaction rebates, brokerage, clearance and exchange fees	183	184	189

Market Data Revenues:
Net U.S. tape plans	31	31	30
U.S. market data products	38	34	32
European market data products	21	22	21

Total Market Data revenues	90	87	83

Broker Services Revenues	5	5	4

Other Market Services Revenues	11	—	1

Total Market Services revenues less transaction rebates, brokerage, clearance and exchange fees	289	276	277

ISSUER SERVICES
Global Listing Services Revenues:
Annual renewal	28	28	29
Listing of additional shares	10	10	10
Initial listing	4	6	6

Total U.S. listing services	42	44	45
European listing fees	12	12	15
Corporate Solutions	22	20	19

Total Global Listing Services revenues	76	76	79

Global Index Group Revenues	15	14	13

Total Issuer Services revenues	91	90	92

MARKET TECHNOLOGY
License, support and facility management	26	29	30
Delivery project	8	7	6
Change request, advisory and broker surveillance	10	9	10

Total Market Technology revenues	44	45	46

Total revenues less transaction rebates, brokerage, clearance and exchange fees	$424	$411	$415

The NASDAQ OMX Group, Inc.

Consolidated Balance Sheets

(in millions)

	June 30, 2012	December 31, 2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$491	$506
Restricted cash	36	34
Financial investments, at fair value	196	279
Receivables, net	341	308
Deferred tax assets	16	16
Default funds and margin deposits	204	17
Open clearing contracts:
Derivative positions, at fair value	—	1,566
Resale agreements, at contract value	—	3,745
Other current assets	126	110

Total current assets	1,410	6,581
Non-current restricted cash	105	97
Property and equipment, net	198	193
Non-current deferred tax assets	392	392
Goodwill	5,103	5,061
Intangible assets, net	1,625	1,648
Other non-current assets	94	119

Total assets	$8,927	$14,091

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$160	$164
Section 31 fees payable to SEC	156	106
Accrued personnel costs	74	132
Deferred revenue	201	124
Other current liabilities	120	112
Deferred tax liabilities	27	27
Default funds and margin deposits	204	17
Open clearing contracts:
Derivative positions, at fair value	—	1,566
Repurchase agreements, at contract value	—	3,745
Current portion of debt obligations	45	45

Total current liabilities	987	6,038
Debt obligations	1,951	2,072
Non-current deferred tax liabilities	661	670
Non-current deferred revenue	160	154
Other non-current liabilities	198	171

Total liabilities	3,957	9,105

Commitments and contingencies
Equity
NASDAQ OMX stockholders' equity:
Common stock	2	2
Additional paid-in capital	3,797	3,793
Common stock in treasury, at cost	(1,017)	(860)
Accumulated other comprehensive loss	(368)	(350)
Retained earnings	2,547	2,391

Total NASDAQ OMX stockholders' equity	4,961	4,976
Noncontrolling interests	9	10

Total equity	4,970	4,986

Total liabilities and equity	$8,927	$14,091

The NASDAQ OMX Group, Inc.

Reconciliation of GAAP Net Income, Diluted Earnings Per Share, Operating Income, Revenues and Operating Expenses

to Non-GAAP Net Income, Diluted Earnings Per Share, Operating Income, Revenues and Operating Expenses

(in millions, except per share amounts)

(unaudited)

	Three Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011
GAAP net income attributable to NASDAQ OMX:	$93	$85	$92

Non-GAAP adjustments:

Income from open positions relating to the operations of the Exchange	(11)	—	—
Asset impairment charges	28	12	—
Restructuring charges	17	9	—
Merger and strategic initiatives	1	2	29
Other	2	—	—

Total non-GAAP adjustments	37	23	29

Adjustment to the income tax provision to reflect non-GAAP adjustments(1)	(13)	(3)	(9)
Significant tax adjustments, net	(6)	3	—

Total non-GAAP adjustments, net of tax	18	23	20

Non-GAAP net income attributable to NASDAQ OMX:	$111	$108	$112

GAAP diluted earnings per common share:	$0.53	$0.48	$0.51
Total adjustments from non-GAAP net income above	0.11	0.13	0.11

Non-GAAP diluted earnings per common share:	$0.64	$0.61	$0.62

	Three Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011
GAAP operating income:	$175	$171	$158

Non-GAAP adjustments:

Income from open positions relating to the operations of the Exchange	(11)	—	—
Restructuring charges	17	9	—
Merger and strategic initiatives	1	2	29
Other	2	—	—

Total non-GAAP adjustments	9	11	29

Non-GAAP operating income:	$184	$182	$187

Non-GAAP revenues less transaction rebates, brokerage, clearance and exchange fees	$413	$411	$415

Non-GAAP operating margin (2)	45%	44%	45%

(1)	We determine the tax effect of each item based on the tax rules in the respective jurisdiction where the transaction occurred.
(2)	Non-GAAP operating margin equals non-GAAP operating income divided by non-GAAP revenues less transaction rebates, brokerage, clearance and exchange fees.

The NASDAQ OMX Group, Inc.

Reconciliation of GAAP Net Income, Diluted Earnings Per Share, Operating Income, Revenues and Operating Expenses

to Non-GAAP Net Income, Diluted Earnings Per Share, Operating Income, Revenues and Operating Expenses

(in millions)

(unaudited)

	Three Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011

GAAP revenues less transaction rebates, brokerage, clearance and exchange fees:	$424	$411	$415

Non-GAAP adjustments:

Income from open positions relating to the operations of the Exchange	(11)	—	—

Total non-GAAP adjustments	(11)	—	—

Non-GAAP revenues less transaction rebates, brokerage, clearance and exchange fees:	$413	$411	$415

	Three Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011

GAAP operating expenses:	$249	$240	$257

Non-GAAP adjustments:

Restructuring charges	(17)	(9)	—
Merger and strategic initiatives	(1)	(2)	(29)
Other	(2)	—	—

Total non-GAAP adjustments	(20)	(11)	(29)

Non-GAAP operating expense:	$229	$229	$228

The NASDAQ OMX Group, Inc.

Quarterly Key Drivers Detail

(unaudited)

	Three Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011
Market Services
Cash Equity Trading
NASDAQ securities
Average daily share volume (in billions)	1.80	1.80	2.00
Matched market share executed on NASDAQ	27.3%	26.3%	28.8%
Matched market share executed on NASDAQ OMX BX	2.9%	2.6%	1.8%
Matched market share executed on NASDAQ OMX PSX	1.6%	1.3%	1.2%
Market share reported to the FINRA/NASDAQ
Trade Reporting Facility	31.4%	33.2%	32.2%
Total market share (1)	63.3%	63.4%	64.0%

New York Stock Exchange, or NYSE, securities
Average daily share volume (in billions)	3.86	3.91	3.91
Matched market share executed on NASDAQ	13.7%	13.4%	14.0%
Matched market share executed on NASDAQ OMX BX	2.7%	2.5%	2.1%
Matched market share executed on NASDAQ OMX PSX	0.9%	0.7%	0.8%
Market share reported to the FINRA/NASDAQ
Trade Reporting Facility	29.1%	31.5%	27.8%
Total market share (1)	46.4%	48.2%	44.7%

NYSE Amex and regional securities
Average daily share volume (in billions)	1.19	1.12	1.29
Matched market share executed on NASDAQ	18.3%	19.0%	18.5%
Matched market share executed on NASDAQ OMX BX	2.9%	2.3%	1.9%
Matched market share executed on NASDAQ OMX PSX	2.4%	1.9%	2.0%
Market share reported to the FINRA/NASDAQ
Trade Reporting Facility	28.1%	29.4%	25.5%
Total market share (1)	51.8%	52.6%	47.9%

Total U.S.-listed securities
Average daily share volume (in billions)	6.85	6.83	7.19
Matched share volume (in billions)	95.8	90.1	99.7
Matched market share executed on NASDAQ	18.1%	17.7%	18.9%
Matched market share executed on NASDAQ OMX BX	2.8%	2.5%	2.0%
Matched market share executed on NASDAQ OMX PSX	1.3%	1.1%	1.1%

NASDAQ OMX Nordic and NASDAQ OMX Baltic Securities
Average daily number of equity trades	369,680	372,081	320,451
Average daily value of shares traded (in billions)	$2.9	$3.2	$4.0

Derivative Trading and Clearing
U.S. Equity Options
Total industry average daily volume (in millions)	14.9	15.9	15.8
NASDAQ OMX PHLX matched market share	19.6%	22.2%	24.3%
The NASDAQ Options Market matched market share	5.6%	5.2%	4.6%

NASDAQ OMX Nordic and NASDAQ OMX Baltic
Average daily volume:
Options, futures and fixed-income contracts	431,154	470,216	428,041
Finnish option contracts traded on Eurex	92,616	71,411	109,682

NASDAQ OMX Commodities
Clearing Turnover:
Power contracts (TWh)(2)	346	521	383
Carbon contracts (1000 tCO2)(2)	6,951	30,912	12,114

Issuer Services
Initial public offerings
NASDAQ	15	21	25
Exchanges that comprise NASDAQ OMX Nordic and NASDAQ OMX Baltic	—	1	5

New listings
NASDAQ (3)	29	43	40
Exchanges that comprise NASDAQ OMX Nordic and NASDAQ OMX Baltic (4)	2	3	13

Number of listed companies
NASDAQ (5)	2,636	2,665	2,724
Exchanges that comprise NASDAQ OMX Nordic and NASDAQ OMX Baltic (6)	759	769	780

Market Technology
Order intake (in millions)(7)	$77	$55	$56
Total order value (in millions)(8)	$529	$496	$483

(1)	Includes transactions executed on NASDAQ’s, NASDAQ OMX BX’s and NASDAQ OMX PSX’s systems plus trades reported through the FINRA/NASDAQ Trade Reporting Facility.
(2)	Primarily transactions executed on Nord Pool and reported for clearing to NASDAQ OMX Commodities measured by Terawatt hours (TWh) and one thousand metric tons of carbon dioxide (1000 tCO2).
(3)	New listings include IPOs, including those completed on a best efforts basis, issuers that switched from other listing venues, closed-end funds and separately listed ETFs.
(4)	New listings include IPOs and represent companies listed on the exchanges that comprise NASDAQ OMX Nordic and NASDAQ OMX Baltic and companies on the alternative markets of NASDAQ OMX First North.
(5)	Number of listed companies for NASDAQ at period end, including separately listed ETFs.
(6)	Represents companies listed on the exchanges that comprise NASDAQ OMX Nordic and NASDAQ OMX Baltic and companies on the alternative markets of NASDAQ OMX First North at period end.
(7)	Total contract value of orders signed during the period.
(8)	Represents total contract value of orders signed that are yet to be recognized as revenue.